Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cricut, Inc.

South Jordan, Utah

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2021 (except for the “Forward Stock Split” paragraph of Note 16, as to which the date is March 16, 2021), relating to the consolidated financial statements of Cricut, Inc. included in the Company’s Registration Statement on Form S-1 (333-253134), as amended.

/s/ BDO USA, LLP

Salt Lake City, Utah

March 25, 2021